Exhibit(a)(1)
STANDARD MANAGEMENT CORPORATION
Offer To Exchange
Offer to Exchange Common Shares
for Any and All
of the Outstanding 10.25% Trust Preferred Securities Issued by
SMAN Capital Trust I (Liquidation Amount of $10 per Trust Security)
and Guaranteed by Standard Management Corporation
(CUSIP No. 83168N 20 2)
       This offer will expire at 5:00 p.m., New York City time, on June 5, 2006, unless extended or earlier terminated (we refer to such date and time, as the same may be extended, as the “expiration date”).
      Standard Management Corporation, an Indiana corporation, hereby offers to exchange (we refer to such offer as the “exchange offer”) shares of its common stock, no par value, for any and all of the outstanding 10.25% Trust Preferred Securities, issued by SMAN Capital Trust I (Liquidation Amount of $10 per Trust Security), or trust securities, and guaranteed by Standard Management Corporation, on the terms and subject to the conditions set forth in this offer to exchange (as it may be supplemented or amended) and in the accompanying letter of transmittal.
      Holders of trust securities validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date and accepted for exchange by us shall receive 4.5 shares of our common stock per trust security.
      The delivery date for the common shares will be the date promptly following the expiration date on which we accept trust securities for exchange pursuant to the exchange offer. We expect the settlement date to be the fourth business day immediately following the expiration date.
      Any questions regarding the terms of the exchange offer and requests for additional copies of the exchange offer materials should be directed to the information agent at the address and telephone number set forth on the back cover page of this offer to exchange.
      You should consider carefully the risk factors beginning on page 5 of this offer to exchange before you decide whether to participate in the exchange offer.
      Our obligation to complete the exchange offer is subject to a number of conditions, however, we may waive any condition to the exchange offer. For a more complete description of the conditions to the exchange offer, see “Description of the Exchange Offer — Conditions to the Exchange Offer.”

      Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offer to exchange. Any representation to the contrary is a criminal offense.

      We are making this exchange offer in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 3(a)(9) thereof. Therefore, we will not pay any commission or other remuneration to any broker, dealer, salesperson, or other person for soliciting tenders of the trust securities. However, our regular employees may solicit tenders and will answer inquiries concerning the exchange offer. These employees will not receive additional compensation for these services.
      Based on interpretations by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, which we refer to as the SEC, we believe that the shares issued in the exchange offer, like the trust securities, may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act.

The date of this offer to exchange is May 5, 2006

      We have made no arrangements for and have no understanding with any dealer, salesperson or other person regarding the solicitation of tenders in connection with the exchange offer, and no person has been authorized to give any information or to make any representation not contained in this offer to exchange in connection with the exchange offer, and if given or made, any such information must not be relied upon as having been authorized by us or by any other person. Neither the delivery of this offer to exchange, nor any exchange made in connection with the exchange offer will, under any circumstances, create any implication that there has been no change in our business since the date as of which information is given or incorporated by reference in this offer to exchange.
      No brokerage commissions are payable by tendering holders of the trust securities to us, the information agent or the exchange agent. Holders who tender their trust securities through a custodian broker, dealer, commercial bank, trust company or other nominee should consult that institution as to whether it charges any services fees.
      None of us, our board of directors, our executive officers, the information agent or the exchange agent makes any recommendation to holders of trust securities as to whether to exchange or refrain from exchanging their trust securities. In addition, no one has been authorized to make any such recommendation. You must make your own decision whether or when to exchange trust securities pursuant to the exchange offer and, if so, the aggregate principal amount of trust securities to exchange.
      The exchange offer is not being made to, nor will we accept tenders of trust securities from, holders in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

i

SUMMARY
      This summary highlights selected information from this offer to exchange and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this offer to exchange. It may not contain all the information that is important to you. We urge you to read carefully this entire offer to exchange and the other documents to which it refers to understand fully the terms of the exchange offer. References in this offer to exchange to “Standard Management,” “the company,” “we,” “us,” “our” and “ours” refer to Standard Management Corporation and its consolidated subsidiaries, unless we indicate otherwise. References in this offer to exchange to the “trust” refer to SMAN Capital Trust I.
Standard Management
      Standard Management is an Indianapolis-based holding company that, through its operating subsidiaries, provides pharmaceutical products and services to long-term care and infusion therapy facilities. Our principal executive office is located at 10689 North Pennsylvania Street, Indianapolis, Indiana 46280. Our telephone number at that location is (317) 574-6200.
The Trust
      SMAN Capital Trust I is a statutory business trust organized under Delaware law and is the issuer of the trust securities. The trust is a special purpose financing subsidiary of Standard Management that has no operating history or independent operations and is a financing vehicle to issue the trust securities and to hold as trust assets the junior subordinated debentures issued by Standard Management. The executive office of the trust is c/o Standard Management Corporation, 10689 North Pennsylvania Street, Indianapolis, Indiana 46280 and its telephone number is (317) 574-6200.
Our Business
      We focus on providing pharmaceuticals to long-term care and infusion therapy facilities. Through our regional pharmacies, we offer custom packaging for all long-term care facilities in addition to creating solutions for specialized healthcare facilities in a growing number of regions of the United States.
      Unlike hospitals, most long-term care facilities (such as skilled nursing or assisted living facilities) do not have on-site pharmacies to dispense prescription drugs, but depend instead on institutional pharmacies to provide the necessary pharmacy products and services and to play an integral role in monitoring patient medication. In addition to providing pharmaceuticals, institutional pharmacies provide consulting services, which include monitoring the control, distribution and administration of drugs within the long-term care facility and assisting in compliance with applicable regulations.
      Our institutional pharmacies are the primary focus of our business. We operate our pharmacies as regional hubs servicing a geographic subsection of the country. Our regional facilities are supported by smaller pharmacies that extend the reach of the pharmacy’s products and services. We currently operate pharmacies in the Pacific Northwest, Tennessee and Indiana, and are seeking to acquire existing pharmacies to serve as regional pharmacies in the Midwest, Southwest and in Southern California.
      Each of our regional pharmacies employs a sales and business development staff whose primary responsibility is to maintain good working relationships with its existing client base and to secure new long-term care, assisted living or other institutional clients. In addition, the regional hubs maintain their own consulting pharmacists on staff who work closely in a clinical setting with the facilities to provide continuing in-service education and to answer the questions of staff members and patients on a regular basis. We believe the high quality of our services and our responsiveness and flexibility to facility and patient needs help us to develop long-term customer loyalty and to attract new clients.

The Exchange Offer

The Company	Standard Management Corporation

The Trust Securities	10.25% Preferred Securities issued by SMAN Capital Trust I (Liquidation Amount $10 per trust security) and guaranteed by Standard Management Corporation

The Exchange Offer	We are offering to exchange shares of our common stock for any and all of the outstanding trust securities validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date, upon the terms and subject to the conditions set forth in this offer to exchange (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment).

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on June 5, 2006, unless extended or earlier terminated. The term “expiration date” means such time and date or, if the exchange offer is extended, the latest time and date to which the exchange offer is so extended.

Exchange Ratio	For each trust security validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date, the holder shall receive 4.5 shares of common stock of Standard Management Corporation.

Fractional Shares	No fractional shares of our common stock will be issued and all fractional shares otherwise issuable will be rounded up to the nearest whole share.

Settlement Date	The settlement date shall be a date promptly following the expiration date on which we accept trust securities for exchange pursuant to the exchange offer. We expect the settlement date to be the fourth business day immediately following the expiration date.

How to Tender Trust Securities	See “Description of the Exchange Offer — Procedures for Tendering Your Securities.” For further information, contact the information agent at its telephone number and address set forth on the back cover page of this offer to exchange or consult your broker, dealer, commercial bank, trust company or custodian for assistance.
General Terms and Other Provisions of the Exchange Offer

Withdrawal Rights	Tenders of trust securities may be validly withdrawn at any time prior to the expiration date, but not thereafter, unless the exchange offer is terminated without any trust securities being exchanged thereunder by following the procedures described herein. See “Description of the Exchange Offer — Withdrawal of Tenders.”

Purpose of the Exchange Offer	The purpose of the exchange offer for the trust securities is to reduce our debt, to improve liquidity by reducing our debt service obligations and to improve our overall capital structure.

Conditions to the Exchange Offer	Notwithstanding any other provision of the exchange offer, our obligation to accept for exchange trust securities validly tendered, and to issue shares of common stock, pursuant to the exchange offer are conditioned upon satisfaction or, where possible, waiver of certain general conditions relating to us and our ability to consummate the exchange offer specified under “Description of the Exchange Offer — Conditions to the Exchange Offer.” We reserve the absolute right to waive any and all conditions to the exchange offer.

United States Federal Income Tax Considerations	For a summary of certain United States federal income tax considerations with respect to the exchange offer, see “Certain U.S. Federal Income Tax Considerations.”

No Brokerage Commissions	No brokerage commissions will be payable by us, holders, the information agent or the exchange agent.

Information Agent	Innisfree M&A Incorporated

Exchange Agent	Deutsche Bank National Trust Company

Additional Copies; Further Information	Questions about the terms of the exchange offer and requests for additional copies of this offer to exchange should be directed to the information agent at its address and telephone number set forth on the back cover page of this offer to exchange. Copies of the documents incorporated by reference herein may be obtained as described below under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

MARKET PRICE INFORMATION
      The trust securities are traded on the Nasdaq National Market under the symbol “SMANP.” Shares of our common shares are traded on the Nasdaq National Market under the symbol “SMAN.”
      The table below sets forth, for the periods indicated:

•	the high and low intra-day trading prices for the trust securities as reported on the Nasdaq National Market; and

•	the high and low intra-day trading prices for shares of our common stock as reported on the Nasdaq National Market.

	Trust Securities		Common Stock

	High	Low	High	Low

2004
First Quarter	$10.10	$9.41	$4.12	$3.49
Second Quarter	10.00	9.31	4.18	3.39
Third Quarter	9.69	9.23	3.64	3.05
Fourth Quarter	9.64	8.46	3.98	2.71
2005
First Quarter	$9.50	$7.80	$4.93	$2.70
Second Quarter	8.05	5.18	3.19	1.50
Third Quarter	6.90	5.75	2.45	1.79
Fourth Quarter	6.64	4.60	2.25	1.34
2006
First Quarter	$5.76	$2.02	$1.75	$0.70
Second Quarter (through May 2, 2006)	2.89	1.45	0.95	0.53
      The table above shows only historical comparisons. Because the market prices of our common stock and the trust securities will fluctuate prior to the consummation of the exchange offer, these comparisons may not provide meaningful information to holders of the trust securities in determining whether to tender their trust securities in the exchange offer. Holders of trust securities are encouraged to obtain current market quotations for our common stock and the trust securities and to review carefully the other information contained in or incorporated by reference into this offer to exchange in considering whether to tender their trust securities. See “Where You Can Find More Information.”
      The table below sets forth, as of May 2, 2006, the closing prices for our common stock and for the trust securities as reported on the Nasdaq National Market, as well as the pro forma equivalent per trust security based on the exchange ratio of 4.5 shares of common stock for each trust security.

			Pro Forma Equivalent
	Common Stock	Trust Securities	of Trust Securities

May 2, 2006	$0.95	$2.61	$4.28
      The liquidation value plus accrued distributions for each trust security was $10.25625 at March 31, 2006 and will be $10.51899 at June 30, 2006. As of May 2, 2006, there were 2,070,000 trust securities outstanding and there were approximately 9,095,208 shares of common stock outstanding.

RISK FACTORS
      As you review all of the information included in or incorporated by reference into this offer to exchange and consider whether to tender your trust securities in the exchange offer, you should consider carefully the following risk factors relating to the exchange offer, the trust securities and our common stock.
Risk Factors Relating to Security Holders Participating in the Exchange Offer

By tendering your trust securities in the exchange offer, you will be giving up your right to receive the accrued and unpaid distributions on the trust securities tendered in the exchange offer.
      In March 2006, we exercised our option to defer payments of interest on the junior subordinated debentures held by the trust. As the junior subordinated debentures are the only asset of the trust, distributions have also been suspended on the trust securities since that date. As of March 31, 2006, total accrued and unpaid distributions were $0.25625 for each $10 in aggregate liquidation amount per trust security. As of June 30, 2006, total accrued and unpaid distributions will be $0.51899 for each trust security (liquidation amount $10). For each trust security that you exchange, you will be entitled to receive 4.5 shares of our common stock. You will not receive any additional consideration for accrued and unpaid distributions on your trust securities.

Holders of trust securities who participate in the exchange offer will lose their rights under the indenture and other agreements governing the trust securities that they tender.
      Upon tendering trust securities in the exchange offer for shares of our common stock, holders of trust securities will lose the contractual and legal rights they currently have under the indenture and other agreements governing the trust securities that they tender and will have different rights as common shareholders. For example, the holders of trust securities who tender their trust securities for common stock will lose their right to receive distributions on the trust securities and any other rights they have under the declaration of trust or the indenture governing the underlying debentures.
      Furthermore, under most circumstances, the market value of the common stock issued in the exchange offer will likely react to changes in our business and financial condition with a higher degree of volatility than will the value of a trust security. Consequently, as common shareholders, the tendering holders of trust securities may suffer more from future adverse developments relating to our financial condition, results of operations or prospects than they would as holders of their trust securities.

In the future, we may acquire any trust securities that are not tendered in the exchange offer for consideration different than that in the exchange offer.
      In the future, we may acquire trust securities that are not tendered in the exchange offer through open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the common stock being exchanged for the trust securities under the exchange offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

The shares of common stock issued in the exchange offer rank junior to all of our trust securities that remain outstanding, and all of our outstanding debt and capital lease obligations, which could limit your ability to recover amounts originally invested by you.
      As of March 31, 2006, shares of our common stock effectively rank junior to approximately $39.0 million of our and our subsidiaries’ debt and approximately $0.2 million of capital lease obligations and will rank junior to any debt incurred in the future. As of March 31, 2006, after giving effect to the exchange offer (assuming that all outstanding trust securities are exchanged), the common stock would have effectively ranked junior to approximately $18.3 million of debt of Standard Management and its subsidiaries, as well as approximately $0.2 million of capital lease obligations.

We cannot guarantee that our securities will continue to meet the standards for continued listing on Nasdaq Stock Market.
      Our common stock is currently traded on the Nasdaq National Market. Continued inclusion on the Nasdaq National Market currently requires, among other things, a minimum stockholder’s equity of $10 million. As of December 31, 2005, our stockholder’s equity was $4.9 million. In addition, Nasdaq requires that the minimum bid price for listed companies exceed $1.00 per share. Recently, our common stock has traded consistently under the $1.00 minimum bid price. In a letter dated April 3, 2006, we were notified by Nasdaq that our stock price had traded under $1.00 per share for the last 30 consecutive business days. The letter advised that we have until October 2, 2006 to regain compliance with this minimum bid price requirement. We intend to monitor the bid price of our common stock between now and October 2, 2006, and consider various options available to us in the event our common stock does not trade at a level that is likely to regain compliance. In a letter dated April 18, 2006, we were notified by Nasdaq that our shareholders’ equity did not meet Nasdaq’s continued listing requirements. Nasdaq requested that we provide them with our plan, by May 3, 2006, to regain and maintain compliance with all continued listing standards. In our response letter dated May 2, 2006, we provided Nasdaq with our plan to increase our shareholders’ equity, including the potential significant increase that would occur if all outstanding trust securities are exchanged in this exchange offer. If we fail to maintain the minimum threshold requirements to maintain our inclusion on the Nasdaq National Market, our securities would lose their listing which could further negatively impact the price and marketability of our shares, and trading would instead be conducted, if we qualify, on the Nasdaq Capital Market or if we do not qualify for such market, then in the over-the-counter market known as the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.
      In addition, the SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. If our securities are removed from listing on the Nasdaq National Market, and are traded at a price below $5.00, they may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market and the risks of investing in our securities. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market.

Sales of significant amounts of our common stock in the public market, or the perception that sales will occur, could materially depress the market price of our common stock.
      Sales of significant amounts of our common stock in the public market, or the perception that sales will occur, could materially depress the market price of our common stock. As of May 2, 2006, there were approximately 9,095,208 shares of our common stock outstanding. Based on the exchange ratio of 4.5 shares of common stock per trust security, if all outstanding trust securities are validly tendered and not withdrawn, we would issue approximately 9,315,000 shares of common stock in the exchange offer. The issuance of the common stock offered pursuant to this offer to exchange is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof. As a consequence, we expect that all of our common stock issued in the exchange offer will, in general, be freely tradeable under U.S. securities laws.
      We have previously announced that we are attempting to raise additional capital. The planned financings may include, but are not be limited to, a combination of privately placed common stock, senior debt and subordinated debt. The amounts may vary depending upon the structure of each financing instrument. As part of this financing plan, on March 8, 2006, our shareholders approved the issuance of up to 15 million shares of our common stock and warrants to purchase up to an additional 7.5 million shares in a private placement. The private placement is currently ongoing, but we cannot presently predict how many shares and warrants (up to the limitations described in the preceding sentence) will ultimately be sold. We expect that any common stock sold in any private financing will be registered for resale under the Securities Act within 120 days following the closing of such offering and thus would be freely tradable.
      We also have outstanding three series of convertible notes, which, as of May 2, 2006 are convertible into an aggregate of 2,734,393 shares of common stock. We have registered these shares for resale so that, upon conversion, such shares will be freely tradable. Further, we have outstanding warrants to purchase an aggregate of 1,048,130 shares of common stock. The shares of common stock underlying such warrants are subject to registration rights or are otherwise currently freely tradable.
      In addition, as of May 2, 2006 we had an aggregate of 1,841,083 shares of common stock issuable under our two stock option plans upon the exercise of stock options currently outstanding. Those shares, if issued, will be eligible for immediate resale in the market (other than 1,176,000 shares underlying exercisable options held by our executive officers and directors).
      Historically, we have also issued shares in connection with our acquisitions and have agreed to register such shares for resale under the Securities Act. As of May 2, 2006 we had issued or are required to issue approximately 1,300,001 shares in connection with acquisitions that have been or will be registered for resale under the Securities Act. In addition, in connection with our previously announced pending acquisition of In-House Pharmacies, Inc., we expect to issue approximately 1,013,720 shares, which we will register for resale. We also expect that the issuance of shares of our common stock will continue to constitute a significant portion of the consideration we pay in future acquisitions.
      The issuance of common stock in this exchange offer, as well as in the transactions described above or future transactions, could materially depress the price of our common shares if holders of a large number of common shares attempt to sell all or a substantial portion of their holdings following the exchange offer. We cannot predict what the demand for our common stock will be following the exchange offer, how many shares of common stock will be offered for sale or be sold following the exchange offer, or the price at which our common stock will trade following the exchange offer.

You will experience dilution as a result of future issuances of our common stock.
      As of May 2, 2006, we had 9,095,208 shares of common stock outstanding. Additionally, as of May 2, 2006, we had stock options, warrants and convertible securities outstanding that were convertible or exercisable into up to 5,623,606 shares of our common stock. We could also issue up to 15 million shares and warrants to purchase up to 7.5 million additional shares in the current private placement if it is fully subscribed. Furthermore, in connection with our acquisition strategy, we may issue shares of our common stock as consideration in certain future acquisition transactions. We may also issue additional shares and/or warrants to purchase additional shares in the future through various financing or restructuring transactions. In the event that we issue additional common stock in the future, our shareholders will experience dilution the significance of which will depend on the number of shares issued.

Our U.S. federal income tax liability may be significantly higher due to this exchange offer.
      Depending on the number of shares we issue in this exchange offer, we likely will experience certain adverse U.S. federal income tax consequences. For example, we may experience an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (generally, a change of more than 50% in the ownership of our shares, by value, over the three-year period ending on the date such shares are issued), so that, as a result, our ability to use our net operating losses from taxable years or periods ending on or before the date of the ownership change to offset U.S. federal taxable income in any post-change year would be subject to substantial limitations, and our ability to utilize pre-change tax credits in post-change years would be similarly limited. In addition, because it is anticipated that the fair market value of the common stock issued in the exchange offer will be less than the principal amount of the trust securities plus distributions accrued thereon, we would also expect to incur “cancellation of indebtedness income” that would be taxable to us. As a result, we expect that our future U.S. federal income tax liability will be higher, and may be significantly higher, than it would have been if the exchange offer was not consummated.

The market price of our common stock is volatile.
      The market price of our common stock historically has experienced and may continue to experience significant volatility. This volatility may or may not be related to our operating performance. Some of this volatility may be related to our recent shift to operating solely in the healthcare business and as a much smaller company, and may reflect the market’s difficulty in valuing our business until we establish a longer operating history. In addition, announcements of our quarterly operating results, changes in recommendations by financial analysts, fluctuations in the stock price and operating results of our competitors and similar events could cause the market price of our common stock to fluctuate substantially.
Risks to Non-Tendering Holders of Securities

Holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income.
      In March 2006, we announced that we intended to defer the payment of the distributions on the trust securities. As of May 2, 2006, the aggregate amount of distributions deferred plus accrued interest approximates $535,000. We intend to continue to defer payment of the distributions on the trust securities until March 31, 2008, two years from the first deferred interest payment date. However, we have the right under the documents governing the trust securities to defer interest payments until March 31, 2011. Once the deferred distribution obligation has been satisfied, we have the right to defer subsequent distribution payments for an additional 20 consecutive quarters. Under current U.S. federal income tax law, U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income on an economic accrual basis regardless of such holders’ method of tax accounting, even though we will continue to exercise our right to defer payments.
      You should be aware that any discussion of U.S. federal tax issues in this offer to exchange is subject to the disclaimer regarding Treasury Department Circular 230 that appears in “Certain U.S. Federal Income Tax Considerations” below.

If you do not participate in this exchange offer, the market for your trust securities may be less liquid than before the exchange offer and the market value of your securities may decline.
      The exchange of trust securities in the exchange offer will reduce the number of holders of trust securities and the number of outstanding trust securities that would otherwise be available for trading. Depending upon the number of trust securities exchanged, this could adversely affect the liquidity and market value of the remaining trust securities held by the public. In addition, under the continued listing requirements of the Nasdaq National Market, the listing of the trust securities is conditioned upon, among other things, a minimum number of trust securities being publicly held. As a result, depending on the number of trust securities exchanged, we may be forced to delist the securities from the Nasdaq National Market. Although we would expect the trust securities to continue to be quoted on an over-the-counter service, such as the OTC Bulletin Board, the delisting of the trust securities would also likely affect the liquidity and market value of the remaining trust securities.

In connection with the sale of our financial services business in June 2005, we amended the trust securities indenture to eliminate certain covenants that protected the rights of holders of trust securities.
      The amendments to the trust securities indenture effected in connection with the sale of our financial services business in June 2005 eliminated from the indenture the requirement that the purchaser of substantially all of our assets be required to assume our obligations under the indenture. Therefore, if we undertook a sale of all or substantially all of our assets, the cash flows generated by our business remaining after such sale may be insufficient to make interest payments on the trust securities. If we do not have sufficient cash flows to make the interest payments, we would be required to rely on cash on hand or to obtain financing to make the interest payments. No assurances can be provided that we would have sufficient cash on hand or that we would be able to obtain financing to make the interest payments.
Risk Factors Relating to Our Business

Our pharmacy business has not been profitable and we expect it to continue to incur losses for at least the next year.
      Since we began operating our pharmacy business in 2002, it has incurred substantial net losses each year. For the years ended December 31, 2005, 2004 and 2003, net losses from our continuing operations were $20.3 million, $20.6 million and $16.7 million, respectively. We expect net losses to continue until we generate significant revenues and achieve economies of scale in our operations through acquisitions and organic growth. There can be no assurance that we will ever be able to successfully develop and operate a profitable pharmacy business. Our future profitability will depend on several factors including:

•	our ability to identify and acquire appropriately priced and profitable businesses that provide cash flow and synergies to our current business;

•	our ability to execute a planned strategy that will provide for cash flow from operations which will fund growth and service debt; and

•	our ability to access reasonably priced capital that will provide long-term flexibility for the Company.

Unless we receive a significant cash infusion or significantly increase cash flow from operations, we may not have sufficient cash to meet our cash requirements at some point during 2006.
      Our pharmacy business alone has not generated sufficient revenues to support our operations and service our debt obligations. We implemented a growth plan, subsequent to the sale of our financial services business in June 2005, focused on acquiring profitable existing businesses to increase our revenues and cash flows. The funding of this growth plan and our ability to meet our working capital and other cash requirements generally, depend on, among other things, current cash and cash equivalents and proceeds from outside financing activities. At December 31, 2005, we had approximately $2.2 million in cash and cash equivalents. On April 13, 2006, we received $2.8 million of debt financing from one of our officers. Nevertheless, based on current estimates of cash flow, management believes that, absent a significant additional cash infusion or significantly increased cash flow from operations, at some point during 2006, we may not have sufficient cash to meet our cash requirements. Management is currently negotiating a series of transactions it believes would alleviate the potential liquidity shortfall. There can be no assurance, however, that outside financing activities will generate sufficient net proceeds or that the other initiatives currently being negotiated by management can be consummated in full or at sufficient levels to provide us with sufficient cash to meet our cash requirements.

Our independent auditors have expressed substantial doubt regarding the Company’s ability to continue as a going concern.
      In their most recent audit report, our independent auditors stated that our financial statements for the years ended December 31, 2005 and 2004 were prepared assuming that the Company would continue as a going concern. The auditors expressed “substantial doubt” about the Company’s ability to continue as a going concern based on a lack of liquidity combined with recurring losses from continuing operations. The fact that we have received this “going concern opinion” from our auditors will likely make it more difficult for us to raise capital on favorable terms and could hinder, to some extent, our operations and our acquisition program.

We will require additional financing, which may be difficult to obtain. Any such financing in the form of debt will contain restrictive covenants and will require us to utilize cash to service it.
      Our pharmacy business has had negative cash flows and net losses since its inception in 2002. We expect negative cash flows from operations to continue until we achieve critical mass through acquisitions and organic growth. Our business has significant cash needs for operations and for acquisitions. As a result, we will likely need to seek additional capital, which we may do through public or private equity or debt financing. In addition to seeking equity financing, we are currently negotiating with various potential lenders to provide senior debt financing. There can be no assurance that we can reach agreement with any lenders for such financing. The terms of any such debt financing, will likely restrict our ability to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments in certain situations, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. The terms of such indebtedness would also likely require us to meet certain financial tests and comply with certain other reporting, affirmative and negative covenants. Finally, if we obtain such debt financing, a substantial portion of our cash flow from operations would be dedicated to debt service requirements.

Our management team has a limited history of operating a pharmacy business.
      Because we have only operated our pharmacy business since 2002, our management team does not have a significant operating history upon which an investor can easily evaluate our future potential. In attempting to execute our business model, we may need to significantly change our operating model, sales and implementation practices, customer service and support operations and management focus. We are also facing new risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets and the need to develop strategic relationships.

We are subject to various risks relating to our acquisition strategy.
      A significant component of our growth strategy contemplates our making selected acquisitions that will help expand our pharmacy offerings. Acquisitions involve inherent uncertainties. These uncertainties include the ability to identify suitable acquisition candidates and negotiate acceptable terms for their acquisition, the ability to integrate the acquired businesses into a larger organization and the availability of management resources to oversee the operations of these businesses. The successful integration of acquired businesses will require, among others:

•	consolidation of financial functions and elimination of redundancies;

•	achievement of purchasing efficiencies;

•	the integration of key personnel; and

•	the maintenance and growth of existing business.
      We also may acquire businesses with unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. We have procedures in place to conduct detailed due diligence reviews of potential acquisition candidates for compliance with healthcare laws and to conform the practices of acquired businesses to our standards and applicable laws, but there can be no assurance that our procedures will detect all potential problems. If such procedures fail, we may incur material liabilities for past activities of acquired businesses.
      We cannot be sure that an acquisition will not have an adverse impact on our results of operations or financial condition.

We face uncertainties relating to ongoing litigation that, if decided adversely to us, would have a material adverse impact on our liquidity and financial position.
      We are currently engaged in binding arbitration with our former President/ Chief Financial Officer. This former executive resigned all positions with us effective May 31, 2005 and has initiated legal proceedings to recover certain severance amounts to which he alleges he is entitled. The aggregate of his demands is approximately $13 million. We believe that the executive’s claims are entirely without merit and we are vigorously defending this action. While we are confident in the merits of our legal position in the arbitration, we cannot predict the outcome of this action nor the amount the arbitrators will ultimately rule is due to the executive, if anything. A decision by the arbitrators requiring us to pay a significant amount to the executive would have a substantial negative impact on our liquidity and financial position.

Our profitability and ability to conduct business could be negatively impacted by a change in our relationships with our largest institutional clients.
      A large portion of the present and future growth of our institutional pharmacy business is contingent upon our ability to acquire and retain institutional care facilities as customers. Currently we have more than 80 contractual relationships with institutional clients. We are presently attempting to expand the number of these contracts. The financial condition and profitability of our institutional clients can impact our profitability and opportunities for future growth. In addition, although we believe our current relationships with our institutional clients are strong, the loss of key institutional clients would materially affect the operation of our business.

We face intense competition.
      We operate in a highly competitive environment. The institutional pharmacy industry is dominated by three companies, which together control approximately 65% of the market. If we are unable to compete with our competition due to our size, failure to develop innovative distribution methods, failure to satisfy our customers or otherwise, our financial results will be immediately and significantly affected.

We are subject to significant governmental regulation, and changes in such regulation could have a substantial impact on our profitability.
      We are subject to substantial regulations at both the state and federal levels regarding payment or reimbursement for pharmacy services, financial relationships with our clients and manufacturers of pharmaceuticals, and licensure and certification of our operations, and changes in these regulations may have a material and adverse effect on our profitability as more fully described below.

We are dependent on payment or reimbursement from government reimbursement programs, principally Medicare and Medicaid, and the constant changes in the government reimbursement programs pose substantial risk to our results of operations.
      The provision of pharmaceuticals and pharmacy benefits is a highly dynamic and evolving business that is tied closely to changes in government reimbursement programs at both the state and federal levels and is in a constant state of flux. As of December 31, 2005, approximately 36% of our pharmacy billings were directly reimbursed by government sponsored programs. Government sponsored programs include Medicaid and, to a lesser extent, Medicare. Our remaining billings are currently paid or reimbursed by individual residents, long-term care facilities and other third-party payors, including private insurers. A portion of these revenues are indirectly dependent on government programs. We anticipate that direct reimbursement from government sponsored programs will become a material portion of our pharmacy billings.
      There are currently a number of active state and federal initiatives that could materially and adversely affect our profitability, the most important of which is the Medicare Prescription Drug Improvement and Modernization Act of 2004, which created a comprehensive voluntary prescription drug benefit administered under Medicare Part D and became effective on January 1, 2006. This Act provides certain cost-sharing government subsidies for individuals who might otherwise qualify for drug coverage under

Medicaid or similar government-funded aid programs. Since a substantial portion of our future institutional pharmacy business will involve the provision of prescription drugs to Medicare beneficiaries who may qualify for this new benefit, it may have a material and adverse effect on the profitability of our business. Since important elements of this Act relating to issues such as formulary development, drug pricing, and drug discount cards have yet to be finalized, the precise impact of implementation of Medicare Part D on our industry is unknown.
      We also expect significant reforms to be proposed in 2006 regarding the Medicare Part B drug payment methodology. The United States Department of Health and Human Services, Centers for Medicare and Medicaid Services has indicated that the pharmacy reimbursement methodology will change to either an “average sales price” or “competitive acquisition program” payment methodology, and this change may have a material and adverse effect on our profitability.
      Many state Medicaid programs use the “average wholesale price” reimbursement methodology (“AWP”) and the “maximum allowable costs” reimbursement methodology (“MAC”), but many states, including states in which we operate or may operate, have indicated an intention to discontinue or modify these payment methodologies, and such changes may have a material and adverse effect on our profitability. Currently, virtually all of our contracts with major facility customers use these methodologies as a basis for calculating the prices charged for drugs ordered through our pharmacy. In the event state reimbursement programs decide to use alternative methods for calculating these prices, our reimbursement may suffer.

If we or our client institutions fail to comply with Medicaid and Medicare reimbursement regulations, our revenue could be reduced, we could be subject to penalties and we could lose our eligibility to participate in these programs.
      The Medicaid and Medicare programs are highly regulated. The failure, even if inadvertent, by either us or our client institutions to comply with applicable reimbursement regulations could adversely affect reimbursement under these programs and our or our clients’ ability to continue to participate in these programs. In addition, our failure to comply with these regulations could subject us and our clients to allegations of filing false claims to the governmental reimbursement programs, which could subject us to substantial financial damages and exclusion from the governmental reimbursement programs.

If we fail to comply with licensure requirements, fraud and abuse laws, or other applicable laws, we may need to curtail operations, and we could be subject to significant penalties.
      Our pharmacies are required to be licensed in the states in which they are located or do business. While we continually monitor the effects of regulatory activity on our operations and believe we currently have all necessary pharmacy licenses, the failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of the business. The long-term care facilities that contract for our services are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these long-term care facilities to comply with these or future regulations or to obtain or renew any required licenses could result in our inability to provide pharmacy services to these facilities and their residents. We are also subject to federal and state laws that prohibit some types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments or any other remuneration intended to induce or encourage the referral of items or services payable by Medicare or Medicaid, including prescription drugs. For example, payment by pharmaceutical manufacturers of access or performance rebates to institutional pharmacies that are designed to prefer, protect, or maintain that manufacturer’s product selection by the pharmacy or to increase the volume of that manufacturer’s products that are dispensed by the pharmacy under its formulary are currently under scrutiny and may violate the fraud and abuse laws. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion from the Medicaid, Medicare and other federal and state healthcare programs.

Our failure to comply with federal or state health care privacy standards could subject us to civil and criminal liability.
      The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) requires us to comply with the electronic transaction, privacy and security standards relating to the health care information of individuals who receive drugs and pharmaceuticals through our operations. Although we have taken and intend to continue to take all steps necessary to ensure that we comply with all HIPAA standards, if we fail to comply with the HIPAA regulations, we could suffer significant civil and criminal penalties. We may also become subject to various state legislative and regulatory privacy initiatives that will restrict the use of private medical records, and, if these regulations are implemented, we may incur additional expense and may be required to change certain of our business practices.

We are also subject to other state and federal laws that govern the distribution of pharmaceuticals, the enforcement of which could have a material and adverse effect on our profitability.
      We are also subject to the risk of changes in various local, state, federal and international laws relating to pharmaceuticals, which include the operating and security standards of the United States Drug Enforcement Administration, the United States Food and Drug Administration, various state boards of pharmacy and comparable agencies. These changes may affect our operations, including distribution of prescription pharmaceuticals (including certain controlled substances), operation of pharmacies and packaging of pharmaceuticals. A review of our business by regulatory authorities may result in determinations that could adversely affect the operations of the business.

We are also subject to cost controls imposed by non-government reimbursement program payors and pricing changes from our suppliers that could have a material and adverse effect on our profitability.
      Cost controls imposed by other third-party payors, such as managed care companies and insurance companies, in an attempt to exercise control over increasing health care costs and changes in pharmaceutical manufacturers’ pricing or distribution policies could also have a material and adverse effect on our profitability by substantially reducing our revenues.

There are few barriers to entry in the institutional pharmacy market, and we may experience unforeseen competition in our markets.
      There are relatively few barriers to entry in the local markets that we serve, and we may encounter substantial competition from new local market entrants as well as increasing competition from pharmacies operating outside the United States which ship drugs to U.S. residents over the Internet and through other distribution channels. This competition could have a material and adverse effect on our business.

FORWARD LOOKING STATEMENTS
      This offer to exchange and the documents incorporated by reference herein contain forward looking statements that are based on management’s assumptions, expectations and projections about us and the health services industry within which we operate. The use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “projects,” “should,” “could,” “may,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. These include statements regarding our business strategy and prospects, our acquisition strategy, the operation and performance of acquired businesses post-acquisition, future financing plans, sources and availability of capital, governmental regulations and their effect on us and our competition. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading “Risk Factors” could cause our business conditions and results to differ materially from what is contained in forward looking statements.
      Other factors and assumptions not identified in the risk factors above were also involved in the formation of such forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above under the heading “Risk Factors” in connection with any forward looking statements that may be made by us.
      We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

CAPITALIZATION
      The following table shows our capitalization as of December 31, 2005:

•	on an actual historical basis;

•	as adjusted to reflect the issuance since December 31, 2005 of an aggregate of $3.3 million principal amount of debt (of which $2.8 million was long-term debt and $0.5 million of which was immediately paid to satisfy an unrelated obligation to the lender) and related warrants to purchase 300,000 shares of our common stock; and

•	as further adjusted to give effect to the completion of the exchange offer contemplated herein, assuming that all trust securities outstanding as of May 5, 2006 are validly tendered and not validly withdrawn, resulting in the issuance of 9,315,000 shares of common stock in the exchange offer.
      You should read this information together with our consolidated financial statements, including the notes contained in the financial statements, which are incorporated by reference in this offer to exchange.

	December 31, 2005

	Actual	As Adjusted	As Further Adjusted

	(Dollars in thousands)
Cash and cash equivalents	$2,232	$4,982	$4,882

Current portion of long-term debt	$2,533	$2,963	$2,963
Long-term debt, less current portion(1)	36,776	39,549	18,849
Shareholders’ equity:
Common stock, no par value per share, and additional paid-in capital; 40,000,000 shares authorized; 10,712,859 shares, 10,712,859 shares and 20,027,859 shares issued, respectively(2)	68,537	68,634	77,483
Treasury stock, at cost, 1,617,651 shares	(7,901)	(7,901)	(7,901)
Accumulated other comprehensive income	100	100	100
Retained deficit(3)	(55,793)	(55,793)	(45,176)

Total shareholders’ equity	4,943	5,040	24,506

Total capitalization	$44,252	$47,552	$46,318

(1)	The amount set forth in the “As Further Adjusted” column reflects the extinguishment of the full principal amount of the 10.25% junior subordinated debentures related to the trust securities as more fully described under “Accounting Treatment for the Exchange Offer” and assuming $100,000 of transaction costs associated with the exchange offer.

(2)	On March 10, 2006 our Articles of Incorporation were amended to increase the number of authorized shares of common stock to 60,000,000 shares.

(3)	The amount set forth in the “As Further Adjusted” column reflects an estimated $10.62 million gain expected as a result of the exchange offer assuming a fair market value of $0.95 for each share of common stock issued in the exchange offer, which was the closing price of our common stock on the Nasdaq National Market on May 2, 2006.

RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings from continuing operations to fixed charges from continuing operations for the years ended December 31, 2005, 2004, 2003, 2002 and 2001:

	2005		2004		2003		2002		2001

Ratio of earnings to fixed charges	-3.46	x	-3.36	x	-2.55	x	-2.10	x	-1.29x
      As demonstrated in the table above, for the years ended December 31, 2005, 2004, 2003, 2002 and 2001, we did not have sufficient earnings to cover our fixed charges. For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, our earnings were insufficient to cover our fixed charges by approximately $4.55 million, $4.72 million, $4.71 million, $4.55 million and $4.01 million, respectively, which represents the full amount of our fixed charges. Fixed charges include dividend payments made on preferred stock outstanding in 2001, and interest costs associated with outstanding indebtedness, including the distributions payable on the junior subordinated debentures that are used by the trust to make distributions on the trust securities and the interest component of our rent obligations.

SELECTED FINANCIAL DATA
      The following historical financial data was derived from our consolidated financial statements. This historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our annual report on Form 10-K, which has been incorporated by reference in this offer to exchange.

	Year Ended December 31

	2005(a)	2004	2003	2002	2001

	(dollars in thousands, except per share amounts)
STATEMENT OF OPERATIONS DATA:
Net revenues	$28,922	$7,120	$2,948	$1,850	$—
Cost of sales	20,735	5,822	2,445	1,554	—
Gross profit	8,187	1,298	503	296	—
Loss from continuing operations	(20,283)	(20,612)	(16,734)	(11,580)	(9,170)
Income (loss) from discontinued operations(b)	(33,981)	9,744	6,263	10,450	10,950
Net income (loss)	(54,264)	(10,868)	(10,471)	(1,130)	1,780
PER SHARE DATA:
Loss from continuing operations, assuming dilution in 2001	(2.40)	(2.59)	(2.08)	(1.52)	(1.18)
Income (loss) from discontinued operations	(4.02)	1.23	0.78	1.37	1.41
Net income (loss), assuming dilution in 2001	$(6.42)	$(1.36)	$(1.30)	$(0.15)	$0.23
Weighted average common shares outstanding, assuming dilution in 2001	8,455,869	7,973,029	8,031,749	7,623,690	7,765,378
Common shares outstanding at year end	9,095,208	7,921,113	8,114,196	7,854,674	7,546,493
BALANCE SHEET DATA (at year end):
Cash and cash equivalents	$2,232	$1,121	$1,337	$3,569	$439
Assets of continuing operations	51,009	26,340	28,891	26,000	58,490
Assets of discontinued operations(b)	—	1,921,405	1,945,880	1,690,294	1,587,115
Total assets	51,009	1,947,745	1,974,771	1,716,294	1,645,605
Debt	39,309	54,311	49,046	40,962	47,852
Shareholders’ equity	4,943	60,032	72,447	87,734	70,189

(a)	During 2005, we completed four acquisitions which significantly increased net revenues. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our annual report on Form 10-K, which is incorporated by reference herein, for further discussion.

(b)	During 2005, we sold our financial services subsidiary, Standard Life. The related operations have been reclassified as discontinued operations. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our annual report on Form 10-K, which is incorporated by reference herein, for further discussion.

DIVIDEND POLICY
      We have not paid cash dividends on our common stock since becoming a public company, and we do not intend to pay cash dividends in the foreseeable future. We currently intend to retain any earnings to further develop and grow our business. While this dividend policy is subject to periodic review by our board of directors, there can be no assurance that we will declare and pay dividends in the future.
      The trust securities are entitled to receive cumulative cash distributions at an annual rate of 10.25%. Distributions are paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions may be deferred for periods up to five years during which time additional interest accrues at 10.25%. We have deferred all distribution payments beginning with the payment due on March 31, 2006. We currently intend to continue deferring interest payments on the junior subordinated debentures until March 31, 2008. However, we reserve the right to defer interest payments until March 31, 2011 when we are contractually obligated to resume such payments.
      Accordingly, holders of the trust securities will not receive quarterly distributions until we resume such payments, which we expect to do in March 2008, but may not be until March 2011. Once the deferred distributions obligation has been satisfied, we have the right to defer subsequent distribution payments for an additional 20 consecutive quarters.
USE OF PROCEEDS
      We will not receive any cash proceeds from the issuance of the common stock in the exchange offer.
ACCOUNTING TREATMENT FOR THE EXCHANGE OFFER
      The trust used the proceeds from the sale of the trust securities to the public and the sale of its common securities to Standard Management in 2001 to purchase an equal amount of our 10.25% junior subordinated debentures. The junior subordinated debentures have terms substantially similar to that of the trust securities. Although the trust is a subsidiary of Standard Management, we do not consolidate the trust because substantially all of the income and cash flows of the trust benefit the trust security holders rather than Standard Management. As such, only the subordinated debentures and the related interest expense are reflected in our consolidated results. We will reduce the number of common securities of the trust we hold and the principal amount of the junior subordinated debentures held by the trust upon closing of the exchange offer to correspond to the number of trust securities validly tendered and not withdrawn in the exchange offer.
      The exchange of trust securities for common stock will be accounted for as a debt extinguishment. The subordinated debentures and related accrued interest that serve as the source of payment for the trust securities and related accrued distributions exchanged for shares of common stock in the exchange offer will be removed from our consolidated balance sheet. We will record a gain or loss on the elimination of the subordinated debentures issued to the trust as a result of exchange of these trust securities equal to the difference between the carrying value of the liabilities cancelled as a result of the trust securities exchanged, including any accrued and unpaid interest forgiven, and the fair market value when issued of the common stock issued in the exchange, net of unamortized underlying trust securities issuance costs and direct costs associated with the exchange of the trust securities. To the extent the carrying value of the liabilities cancelled in connection with the exchange exceeds the fair market value of the common stock issued in the exchange, we will be required to record such gain as income from the cancellation of debt.

DESCRIPTION OF THE EXCHANGE OFFER
Purpose and Background of the Exchange Offer

Purpose
      The purpose of the exchange offer for the trust securities is to reduce our debt (and related debt service obligations), improve liquidity and simplify our capital structure.
      Following the consummation of the exchange offer, we will no longer have any payment obligations with respect to trust securities that are exchanged, including with respect to accrued and unpaid distributions. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid distributions on the trust securities that they exchange.
      Following the consummation of the exchange offer, holders of the trust securities that receive shares in the exchange offer will become shareholders of Standard Management and will no longer have the contractual rights previously accorded them in the applicable instruments governing the trust securities. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the offer to exchange entitled “Comparison of Rights.”

Background
      In August 2001, the trust issued $20.7 million in principal amount of trust securities through a public offering. At the same time the trust issued us shares of its common securities with a liquidation amount equal to approximately 3% of the trust’s total assets. The trust then used the proceeds from the sale of the trust securities to the public and the sale its common securities to us to purchase approximately $21.3 million of our 10.25% junior subordinated debentures. Under this common trust preferred financing structure, the trust uses the distributions it receives on the junior subordinated debentures to make the required corresponding distributions on the trust securities. We used the net proceeds from this financing to repay existing indebtedness, redeem an outstanding series of preferred stock and for general working capital purposes. At that time, we operated as a financial services company, marketing and administering annuity and life insurance products principally through our subsidiary Standard Life Insurance Company of Indiana (“Standard Life”).
      In 2002, in order to diversify our business, we entered the health services industry through the acquisition of an institutional pharmacy. Between 2002 and 2005, we operated in both the financial services and health services business segments, although the financial services segment accounted for over 95% of our revenues. As the price of our common stock languished during this period, our board concluded in early 2005 that the best interests of our shareholders would be served by operating solely in the higher growth/higher margin health services segment and divesting the more mature/slower growth financial services business.
      In June 2005, we sold Standard Life and exited the financial services segment. We utilized the net proceeds from the sale to reduce our debt levels and provide cash for acquisitions through which we expected to grow our health services business. Since June 2005, we have operated solely in the health services segment and have sought to expand our business through both organic growth and an active, focused acquisition program.
      Following the sale of Standard Life, management and the board of directors developed a long-term growth plan for our relatively small pharmacy business. A primary component of the growth plan involves making carefully selected acquisitions in order to increase our revenue base and to provide additional cash flows from operations. We completed four acquisitions in 2005 and have executed a definitive agreement for one acquisition to date in 2006. This acquisition is expected to close in late May, but consummation is subject to a number of customary conditions, as well as our ability to obtain the necessary financing and regulatory approvals. In addition, we have also entered into a letter of intent for another acquisition, however no assurance can be provided that we will enter into a definitive agreement with respect to this proposed acquisition. The completed acquisitions have significantly increased the revenues of our pharmacy business and have been accretive to earnings and we believe the two proposed acquisitions, if consummated, will provide the same benefits.
      During the last quarter of 2005, our board of directors and management began to examine various alternatives for raising additional capital for additional acquisitions and otherwise growing our pharmacy business. Management met with various financial advisors to assist us in developing a capital plan that would provide the necessary resources for us to grow our revenue-generating base and increase our overall cash flows. However, as a result of significant debt service obligations, principally relating to the trust securities, combined with significant use of cash at one of our operating subsidiaries, we found it difficult to raise additional capital on terms that were acceptable to us, resulting in increasing pressure on our working capital position. In December 2005, the board authorized management to examine the possibility of exchanging or redeeming the trust securities in an effort to preserve cash.
      The trust securities, by their terms, cannot be redeemed until August 2006. In order for us to redeem the securities prior to that time, we would be required to go through the expensive and time consuming process of amending the trust documents to permit early redemption and then raise the cash to effect the redemption. Further, the continued implementation of our growth plan requires us to focus our available capital on operations and on acquiring additional businesses in an effort to increase the revenue and cash flow from our operations. In addition, given our decreased revenue base following the sale of Standard Life, management believed it would be very difficult to obtain new debt financing on more favorable terms to replace the trust securities. As a result, by early 2006, management believed that an exchange of the trust securities for shares of our common stock was likely the best alternative for preserving cash by reducing or eliminating the debt service obligation related to the trust securities.
      In January and early February 2006, we implemented a comprehensive new capital plan to provide us with the short-term capital we needed for continued operations, as well as to continue our acquisition strategy. This capital plan included obtaining additional equity and debt financing, as well as implementing new cost-savings measures. As part of the development of this plan, the board of directors considered the deferral of distributions on the trust securities in order to retain additional cash to fund operations and proposed acquisitions. On several occasions in February and March 2006, the board of directors assessed the implementation and status of this new capital plan. As part of those discussions, the board continued to consider the possibility of both deferring interest payments on the trust securities, as well as conducting the exchange offer. As part of its analysis, the board considered certain potentially negative tax consequences to the company of the exchange offer that would result from both the early cancellation of a significant portion of our long-term debt and from the issuance of a large number of shares of our common stock in the exchange offer, especially when coupled with the issuances of common stock in any equity financing that was a part of our capital plan. See “Risk Factors — Our U.S. federal income tax liability may be significantly higher by reason of this exchange offer.”
      On March 7, 2006, the board met to further discuss the deferral of interest payments on the trust securities and the proposed exchange offer. Management advised the board that the deferral of interest payments alone would allow us to retain approximately $535,000 per quarter. After discussion, the board approved the deferral of distribution payments on the trust securities for a period of two years, beginning with the distribution payment date on March 31, 2006, in an effort to provide additional cash for the short-term. At this meeting, management also advised the board regarding the potential tax implications of the proposed exchange offer. The board directed management to commence preparation of materials for the exchange offer, although the board deferred any decision as to the specific terms of the exchange, such as the exchange ratio.
      On April 28, 2006, the board met again to finalize the terms of the proposed exchange offer. The board engaged in additional discussion regarding the potential tax implications of the proposed exchange offer on the company. After discussion, the board decided that the potential benefits to the company for exchanging all of the outstanding trust securities outweighed any negative tax implications. Management presented the board with its analysis and recommendations for an exchange ratio that it believed would be attractive to the trust security holders, would have the greatest likelihood of success and would result in the least dilution to our existing common shareholders. After discussion, the board authorized management to proceed with the exchange offer at an exchange ratio of 4.5 shares of common stock per trust security, which represented a significant premium to the then market price of the trust securities.
      The board of directors approved the exchange offer after determining that the exchange offer is in the best interests of the company. Among the factors considered by the board were the board’s belief that:

•	the exchange offer will reduce or eliminate (depending on the amount exchanged) the fixed distribution burden imposed by the trust securities and the eventual obligation to redeem the outstanding trust securities;

•	the exchange offer will simplify our capital structure and it is likely to increase the liquidity of, and investor interest in, shares of our common stock;

•	the exchange ratio, which represented a premium over the trading price of the trust securities, would provide the trust security holders an attractive incentive to exchange their trust securities; and

•	the elimination of the debt related to the trust securities would free up additional cash that could be used to support our growth/acquisition strategy.
Terms of the Exchange Offer
      We are offering to exchange shares of Standard Management common stock for any and all of the 2,070,000 outstanding trust securities. Each holder will be entitled to receive 4.5 shares of our common stock for each trust security (liquidation amount $10). You will not receive any consideration specifically attributed to unpaid distributions on your trust securities tendered in the exchange offer. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid distributions on the trust securities that they exchange. You may exchange any or all of your trust securities in the exchange offer in increments of $10 in liquidation amount, which is equal to one trust security.
      No fractional shares will be issued in the exchange offer. The number of shares of common stock issuable in exchange for trust securities will be rounded up to the nearest whole share of common stock.

General
      On the expiration date, we will accept validly tendered trust securities which are not withdrawn or revoked before 5:00 p.m., New York City time. The exchange offer is not conditioned upon the receipt of any minimum number of trust securities.
      This offer to exchange, together with the letter of transmittal, are being sent to you and to others whom we believe to have beneficial interests in the trust securities.
      You do not have any appraisal or dissenters’ rights under Delaware law, which law governs the trust securities.
      We reserve the right to purchase or make offers for any trust securities that remain outstanding after the expiration date, including by having a subsequent offering period and, to the extent permitted by applicable law, purchasing trust securities in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could (except in the case of a subsequent offering period) differ from the terms of this exchange offer.
      We are not aware of any jurisdiction where the making of the exchange offer is not in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the exchange offer would not be in compliance with such laws, the exchange offer will not be made to (nor will tenders of trust securities be accepted from or on behalf of) a holder residing in such jurisdiction.

No Fractional Tenders
      You may not tender your trust securities except in minimum increments of $10 in liquidation amount, which is equal to one trust security.

Acceptance and Delivery of Common Stock; Other Settlement Matters
      As further described in, and otherwise qualified by, this offer to exchange, we will accept all trust securities validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The acceptance for exchange of trust securities validly tendered and the issuance of common shares will be made promptly after the expiration date. We will issue the common stock promptly after the expiration of the exchange offer.
      Our transfer agent will, as a participant in the DTC Fast Automated Securities Transfer program, issue the common stock to holders by effecting book-entries to electronically credit the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission System. The issuance of all shares will be recorded on the register of shareholders.
      We will have accepted your validly tendered trust securities when we have given oral or written notice to the exchange agent, which will occur promptly after the expiration date. The exchange agent will act as agent for you for the purpose of receiving any and all certificates representing the common stock from us. If your tendered trust securities are not accepted for exchange because of an invalid tender or another valid reason, we will return the trust securities, without expense, to you promptly after the expiration date.
      In consideration for our issuing the shares of common stock as contemplated in this offer to exchange, we will receive the trust securities tendered for exchange. The trust securities surrendered in exchange for shares of our common stock will not be reissued or resold.
      We expressly reserve the right to terminate the exchange offer and not accept for exchange any trust securities not previously accepted for exchange if any of the conditions set forth under “— Conditions to the Exchange Offer” have not been satisfied or waived by us on or before 5:00 p.m., New York City time, on the expiration date. In all cases, exchange of the trust securities accepted for exchange and payment of the common stock will be made only after timely receipt by the exchange agent of certificates representing the original trust securities, or by confirmation of book-entry transfer, together with a properly completed and duly executed letter of transmittal, a manually signed facsimile of the letter of transmittal, or satisfaction of DTC’s ATOP procedures, and any other documents required by the letter of transmittal.

Expiration Date; Extensions; Termination; Amendments; Subsequent Offering Period
      The exchange offer will expire at 5:00 p.m., New York City time, on June 5, 2006, or the expiration date, unless we extend the exchange offer. In any event, we will hold the exchange offer open for at least 20 business days. In order to extend the exchange offer, we will issue a notice on our website (www.smancorp.com) and by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      We reserve the right, in our sole discretion, to:

•	delay accepting your trust securities;

•	extend the exchange offer; or

•	terminate the exchange offer, if any of the conditions to the exchange offer have not been satisfied or waived by giving oral or written notice of any delay, extension or termination to the exchange agent, in accordance with the notice procedures described above relating to an extension of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date.
      All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer unless the exchange offer is terminated. We will deliver shares of common stock in exchange for any trust securities accepted promptly following the expiration of the exchange offer.

      If we make a material change in the terms of the exchange offer, we will disseminate additional offering materials and extend the exchange offer to the extent required by law, and you will have the right to withdraw your securities. Except as set forth in the next sentence, the exchange offer will be extended by five business days if there are any material changes to the terms of the exchange offer. If any changes are made to the consideration offered in the exchange offer, the exchange offer will be extended by ten business days.
      Notwithstanding any other provision of the exchange offer, we may terminate or amend the exchange offer in our sole discretion at any time prior to expiration of the exchange offer if any of the conditions set forth below are not satisfied or waived. Upon termination of the exchange offer for any reason, any trust securities previously tendered in the exchange offer will be promptly returned to the tendering holders.
      We also reserve the right, in our sole discretion, to provide for a subsequent offering period after the expiration of the exchange offer. The subsequent offering period will be not less than three business days or more than 20 business days and shall begin on the next business day after the expiration date of the exchange offer. To provide for a subsequent offering period, we will, among other things:

•	immediately accept for exchange and promptly exchange shares of common stock for all trust securities tendered in the initial exchange offer period;

•	announce the results of the exchange offer by issuing a notice on our website (www.smancorp.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period;

•	exchange shares of common stock for all trust securities tendered in the subsequent offering period promptly after the expiration date; and

•	offer the same form and amount of consideration to holders of trust securities in the subsequent offering period that was offered during the initial exchange offer period.
      You will not have the right to withdraw any trust securities that you tender during any subsequent offering period.
Conditions to the Exchange Offer
      Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon, the following:

•	no action or event shall have occurred, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered or enforced applicable to the exchange offer or the exchange of trust securities for shares of common stock under the exchange offer by or before any court or governmental regulatory or administrative agency, authority or tribunal of competent jurisdiction, including, without limitation, taxing authorities, that challenges the making of the exchange offer or the exchange of trust securities for shares of common stock under the exchange offer or would reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or would reasonably be expected to otherwise adversely affect in any material manner, the exchange offer or the exchange of trust securities for shares of common stock under the exchange offer;

•	there shall not have occurred:

•	any general suspension of or limitation on trading in securities on the Nasdaq National Market, whether or not mandatory,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States,

•	a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States,

•	any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States,

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

•	the trustee with respect to the indenture for the trust securities shall not have objected in any respect to, or taken any action that could, in our reasonable judgment, adversely affect the completion of an exchange offer or the exchange of trust securities for shares of common stock under the exchange offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making an exchange offer or the exchange of trust securities for shares of common stock under the exchange offer.
      The exchange offer does not require the approval of any U.S. federal or state regulatory authorities other than the satisfaction of the requirements of Section 3(a)(9) under the Securities Act, and any applicable state securities laws and the applicable rules under the Exchange Act, nor is it subject to any financing condition.
      We may, in our sole discretion, waive any of the conditions to the exchange offer prior to expiration of the exchange offer. The conditions to the exchange offer are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any of our rights will not be a waiver of our rights. If we waive a material condition to the exchange offer, we will notify holders of securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.
Procedures for Tendering Your Securities

General
      Only a holder of trust securities or the holder’s legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to us that authorizes such person, or that person’s legal representative or attorney-in-fact, to tender trust securities on behalf of the holder, may validly tender the trust securities.
      In order for a holder to receive shares of common stock, such holder must validly tender its trust securities pursuant to the exchange offer and not withdraw those trust securities pursuant to the exchange offer.
      Delivery of trust securities through DTC and acceptance of an Agent’s Message (as defined below) transmitted through DTC’s Automated Tender Offer Program, or ATOP, and the method of delivery of all other required documents, is at the election and risk of the person tendering trust securities and delivering a letter of transmittal and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery of any document is by mail, we suggest that the holder use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Tender of Securities
      The tender by a holder of trust securities pursuant to the procedures set forth below, and the subsequent acceptance of that tender by us, will constitute a binding agreement between that holder and Standard Management in accordance with the terms and subject to the conditions set forth in this offer to exchange and the related letter of transmittal.

Valid Tender
      Except as set forth below, for a holder to validly tender trust securities pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with any signature guarantees and any other document required by the instructions to the letter of transmittal, or a properly transmitted Agent’s Message, must be received by the exchange agent at the address set forth on the back cover of this offer to exchange prior to 5:00 p.m., New York City time, on the expiration date and such trust securities must be transferred pursuant to the procedures for book-entry transfer described under “— Book-Entry Delivery Procedures” below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
      The letter of transmittal and trust securities must be sent only to the exchange agent. Do not send letters of transmittal or trust securities to Standard Management or the information agent.
      In all cases, notwithstanding any other provision of this offer to exchange, the exchange of shares of common stock for trust securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) a Book-Entry Confirmation with respect to such securities, (2) the letter of transmittal (or a facsimile thereof) properly completed and duly executed or a properly transmitted Agent’s Message and (3) any required signature guarantees and other documents required by the letter of transmittal.
      If you tender less than all your outstanding trust securities, you should fill in the number of trust securities so tendered in the appropriate box on the letter of transmittal. All of your trust securities deposited with the exchange agent will be deemed to have been tendered unless otherwise indicated.

Book-Entry Delivery Procedures
      Within two business days after the date of this offer to exchange, the exchange agent will establish an account at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the trust securities may make book-entry delivery of trust securities by causing DTC to transfer such trust securities into the exchange agent’s account at DTC in accordance with DTC’s procedure for such transfer. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute a valid tender of the trust securities to the exchange agent.
      A letter of transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees, or a properly transmitted Agent’s Message, must in any case be transmitted to and received by the exchange agent at one of the addresses set forth on the back cover of this offer to exchange on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to as a “Book-Entry Confirmation.”

Tender of Trust Securities Held Through DTC
      The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. DTC has authorized any DTC participant who has trust securities credited to its DTC account to tender their trust securities as if it were the beneficial holder. Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer (and thereby tender their securities) by causing DTC to transfer trust securities to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send to the exchange agent an “Agent’s Message” which is a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering trust securities that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal and that we may enforce such agreement against such participant.

      Holders of trust securities desiring to tender their trust securities by 5:00 p.m., New York City time, on the expiration date of the exchange offer must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

Tender of Trust Securities Held Through Custodians
      To validly tender its trust securities pursuant to the exchange offer, a beneficial owner of trust securities held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, must instruct that holder to tender the beneficial owner’s trust securities on behalf of the beneficial owner. A letter of instructions is included in the materials provided with this offer to exchange. The letter to custodians may be used by a beneficial owner to instruct a custodian to tender trust securities on the beneficial owner’s behalf.
      Except with respect to guaranteed delivery procedures described below, unless the trust securities being tendered are deposited with the exchange agent by 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message, we may, at our option, treat such tender as invalid. Exchange of shares of common stock for trust securities will be made only against the valid tender of the securities.

Guaranteed Delivery
      If you wish to exchange your trust securities and time will not permit your letter of transmittal and all other required documents to reach the exchange agent, or if the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may still exchange your trust securities if you comply with the following requirements:

•	you tender your trust securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program;

•	on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this offer to exchange; and

•	the exchange agent receives a properly completed and validly executed letter of transmittal (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

Signature Guarantees
      Signatures on the applicable letter of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the trust securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those trust securities who has not completed any of the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the applicable letter of transmittal; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an “Eligible Guarantor Institution.”
      If the holder of the trust securities being tendered is a person other than the signer of the related letter of transmittal, or if trust securities not accepted for exchange or securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the letter of transmittal accompanying the tendered trust securities must be guaranteed by a Medallion Signature Guarantor as described above.

      The method of delivery of letters of transmittal, any required signature guarantees and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. In all cases, sufficient time should be allowed to ensure timely delivery.
Withdrawal of Tenders
      Trust securities tendered on or prior to the expiration date may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any tendered trust securities not accepted by the 60th business day after commencement of the exchange offer may be withdrawn. Tenders of trust securities received on or prior to 5:00 p.m., New York City time, on the expiration date will become irrevocable, except as set forth below, at 5:00 p.m., New York City time, on the expiration date of the exchange offer, if not validly revoked prior to that time. If we provide for a subsequent offering period, you will not have the right to withdraw any trust securities tendered previously and not withdrawn or that you tender during that subsequent offering period. Trust securities tendered during the subsequent offering period will be accepted promptly after the expiration of the subsequent offering period. In the event of a termination of the exchange offer, the trust securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder.
      Beneficial owners desiring to withdraw trust securities previously tendered through DTC should contact the DTC participant through which such beneficial owners hold their trust securities. In order to withdraw trust securities previously tendered, a DTC participant may, prior to the withdrawal time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph. Registered holders who tendered other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the holder who tendered the securities being withdrawn and the principal amount of the trust securities being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the trust securities being withdrawn are held for the account of an Eligible Guarantor Institution. Withdrawal of a prior tender will be effective upon receipt of the notices of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the holder, and notice of withdrawal must be timely received by the exchange agent.
      Withdrawals of tenders of trust securities may not be rescinded and any trust securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn trust securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.
Consequences of Not Participating in the Exchange Offer
      We have exercised our right to defer payments on the trust securities commencing with the distribution payment date on March 31, 2006. The aggregate liquidation amount of the trust securities as of the date hereof is $20.7 million. As of March 31, 2006, the amount of distributions deferred plus accrued interest was approximately $535,000 or $0.25625 for each $10 in aggregate liquidation amount per trust security. Total accrued and unpaid distributions will be approximately $1,074,318 million as of June 30, 2006 or $0.51899 for each $10 in aggregate liquidation amount per trust security. We intend to continue to defer payment of the distributions on the trust securities until March 31, 2008. However, we reserve the right to continue to defer payment of the distributions on the trust securities until March 31, 2011, the full term allowed by the underlying trust agreement. Once the deferred distribution obligation has been satisfied, we have the right to defer subsequent distribution payments for an additional 20 consecutive quarters. As a result, we are likely to defer the payments that would otherwise become due during the deferral period ending on March 31, 2008. Therefore, during that period, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount.
      In addition, if a large enough number of holders of the trust securities decides to participate in the exchange offer, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected. Further, under the continued listing requirements of the Nasdaq National Market, the listing of the trust securities is conditioned upon, among other things, a minimum number of trust securities being publicly held. As a result, depending on the number of trust securities exchanged, we may be forced to delist the securities from the Nasdaq National Market. Although brokers dealing in the trust securities may apply to have the trust securities quoted on an over-the-counter service, such as the OTC Bulletin Board, the delisting of the trust securities would also likely affect your ability to sell the trust securities and could adversely affect the market value of your trust securities.
Other Matters
      Notwithstanding any other provision of this offer to exchange, the exchange of shares of common stock for trust securities tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after receipt by the exchange agent of:

•	Book-Entry Confirmation of the transfer of such trust securities into the exchange agent’s account at DTC as described above; and

•	a letter of transmittal, or a facsimile of that document, with respect to the tendered trust securities properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent’s Message.
      A tender of trust securities pursuant to the procedures described above, and acceptance by us of that tender, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.
      All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of trust securities and the withdrawal thereof will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of trust securities determined by us not to be in proper form or, if the acceptance or exchange for such trust securities may, in our opinion, be unlawful.
      We also reserve the absolute right to waive any defects, irregularities or contingencies of tenders to particular trust securities. Our interpretations of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Any defect or irregularity in connection with tenders of trust securities must be cured within such time as we determine, unless waived by us. Tenders of trust securities shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of Standard Management, the exchange agent, the information agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of trust securities or will incur any liability to holders for failure to give any such notice. The exchange agent, the trustee and the information agent assume no responsibility for the accuracy or completeness of the information contained in this offer to exchange.
      PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO STANDARD MANAGEMENT, THE TRUSTEE, THE INFORMATION AGENT OR DTC.
Exchange Agent
      Deutsche Bank National Trust Company has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of trust securities, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address listed on the back cover page of this offer to exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.
Information Agent
      Innisfree M&A Incorporated has been appointed as the information agent for the exchange offer. Questions concerning terms of the exchange offer, tender procedures and requests for additional copies of this offer to exchange or the letter of transmittal should be directed to the information agent at the address and telephone numbers listed on the back cover page of this offer to exchange. Holders of trust securities may also contact their commercial bank, broker, dealer, trust company, or other nominee for assistance concerning the exchange offer. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.
Other Fees and Expenses
      We will bear the expenses of soliciting tenders of the trust securities. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates.
      Tendering holders of trust securities will not be required to pay any fee or commission to us. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company, or other institution, that holder may be required to pay brokerage fees or commissions.
Transfer Taxes
      We will pay all transfer taxes, if any, applicable to the exchange of trust securities pursuant to the exchange offer. If, however, the shares of common stock issued in exchange for trust securities accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the trust securities or if the shares of common stock are to be registered in the name of any person other than the person signing the letter of transmittal or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of securities pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.
Brokerage Commissions
      Holders that tender their trust securities directly to the exchange agent do not have to pay a brokerage commission.
Fairness Opinion
      We have not obtained, and do not intend to obtain, a fairness opinion from an independent investment banking firm regarding the terms of the exchange offer.
Purchases of Trust Securities by Us
      We reserve the right, in our absolute discretion, to purchase or make offers to purchase any trust securities that remain outstanding after the expiration date and, to the extent permitted by applicable law, to purchase trust securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases (except in the case of a subsequent offering period) or offers could differ from the terms of an exchange offer. Any purchase or offer to purchase will be made only in accordance with applicable law.

THE TRUST
      SMAN Capital Trust I is a statutory business trust organized under Delaware law pursuant to (1) a declaration of trust, dated as of May 9, 2001, as amended and restated on August 9, 2001 (the “declaration”), executed by Standard Management and the trustees of such trust and (2) the filing of a certificate of trust with the Secretary of the State of Delaware on May 9, 2001.
      Pursuant to the declaration, the trust has four trustees. The trust’s business and affairs are conducted by its trustees, which initially were Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, and two administrative trustees. The administrative trustees are employees or officers of, or are affiliated with, Standard Management. Deutsche Bank Trust Company Americas, as successor to the obligations of Bankers Trust Company and Bankers Trust (Delaware), currently acts as property trustee and Delaware trustee.
      Standard Management has the right to appoint, remove and replace the administrative trustees, the property trustee and the Delaware trustee. In certain cases, the holders of a majority in liquidation amount of the trust securities will also have this right as to the property trustee and the Delaware trustee.
      The trust exists for the following purposes only:

•	to issue and sell common securities of the trust and the trust securities;

•	to use the proceeds from the sale of the common securities of the trust and the trust securities to acquire the junior subordinated debentures; and

•	to engage in activities that are directly related to these activities and other activities as are necessary or incidental thereto.
      Under the declaration, the trust shall not, and the trustees of the trust shall cause the trust not to, engage in any activity other than in connection with the purposes of the trust or other than as required or authorized by such declaration.
      Because the trust is established only for the purposes listed above, the junior subordinated debentures are the sole assets of the trust, and the payments under the junior subordinated debentures are the sole source of income to the trust.
      All of the common securities of the trust are owned by Standard Management, the total liquidation amount of which is equal to approximately 3% of the total capital of the trust. The common securities rank equally with the trust securities, and payments on the common securities will be made pro rata with the trust securities, unless we fail to pay amounts that become due under the junior subordinated debentures and under certain other circumstances. If we fail to pay these amounts, the trust will be unable to make payments under the common securities of the trust until it satisfies its obligations under the trust securities. We own all of the common securities of the trust.
      The books and records of the trust are maintained at its principal office and are available for inspection by a holder of the trust securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the trust during normal business hours.
      The address of the executive offices of the trust is c/o Standard Management Corporation, 10689 North Pennsylvania Street, Indianapolis, Indiana 46280, and its telephone number is (317) 574-6200.

DESCRIPTION OF CAPITAL STOCK
      Our authorized capital stock currently consists of 60,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws, copies of which have been filed with the SEC, and the applicable provisions of the Indiana Business Corporation Law. Prospective investors are urged to read those documents carefully.
Common Stock
      As of May 2, 2006, there were 9,095,208 shares of common stock outstanding. Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any dividend preferences that may be attributable to preferred stock that is outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote.
      There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution.
Preferred Stock
      Our board of directors, without further action by the shareholders, is authorized to issue an aggregate of 1,000,000 shares of preferred stock in one or more series. Currently, there are no shares of preferred stock outstanding. Our board also may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences of such stock. Holders of preferred stock may not have any voting rights except as specifically provided in the Indiana Business Corporation Law. Nevertheless, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action of the shareholders.
Warrants
      As of May 2, 2006, we had warrants to purchase approximately 1,048,130 shares of our common stock. These warrants were issued in a series of private financing transactions between October 2002 and May 2006. Each warrant entitles the registered holder to purchase one share of our common stock. The warrants are immediately exercisable and expire five years from the date of issuance. The weighted average exercise price of the outstanding warrants is $2.93.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Indemnification
      Our articles of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Indiana law. The indemnification permitted under Indiana law is not exclusive of any other rights to which such persons may be entitled. We have also entered into separate indemnification agreements with some of our directors that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status of service as directors, to the maximum extent permitted under Indiana law.
      In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
      Anti-Takeover Effects of our Articles of Incorporation and Bylaws and Provisions of Indiana Law
      A number of provisions in our articles of incorporation, bylaws and Indiana law may make it more difficult to acquire control of us. These provisions could deprive our shareholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change of control of us;

•	discourage certain tactics that may be used in proxy fights; and

•	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.
      Staggered Board. Our articles of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our board of directors. Our articles of incorporation and bylaws also provide that the board of directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. The classification of the board generally has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the members of the board of directors. Subject to the rights of the holders of any outstanding series of preferred stock, vacancies on the board of directors may be filled only by a majority of the remaining directors or by the sole remaining director. This provision could prevent a shareholder from obtaining majority representation on the board by enlarging the board of directors and filling the new directorships with its own nominees.
      Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for shareholder approval, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate transactions, may among other things, discourage, delay, defer, or prevent a change of control of us.
      Authorized but Unissued Shares of Common Stock. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
      Antitakeover Provisions of Indiana Law. Indiana Code Section 23-1-42 (the “Control Share Act”) provides that any person or group of persons that acquires the power to vote more than one-fifth of certain corporations’ shares shall not have the right to vote such shares unless granted voting rights by the holders of a majority of the outstanding shares of the corporation and by the holders of a majority of the outstanding shares excluding “interested shares.” Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If the approval of voting power for the shares is obtained, additional shareholder approvals are required when a shareholder acquires the power to vote more than one-third and more than a majority of the voting power of the corporation’s shares. In the absence of such approval, the additional shares acquired by the shareholder may not be voted. If the shareholders grant voting rights to the shares after a shareholder has acquired more than a majority of the voting power, all shareholders of the corporation are entitled to exercise statutory dissenters’ rights and to demand the value of their shares in cash from the corporation. If voting rights are not accorded to the shares, the corporation may have the right to redeem them. The provisions of the Control Share Act do not apply to acquisitions of voting power pursuant to a merger or share exchange agreement to which the corporation is a party. We have not opted-out of the provisions of the Control Share Act in our bylaws.
      Indiana Code Section 23-1-43 (the “Business Combination Act”) prohibits a person who acquires beneficial ownership of 10% or more of certain corporations’ shares (an “interested shareholder”), or any affiliate or associate of an interested shareholder, from effecting a merger or other business combination with the corporation for a period of five years from the date on which the person became an interested shareholder, unless the transaction in which the person became an interested shareholder was approved in advance by the corporation’s board of directors. Following the five-year period, a merger or other business combination may be effected with an interested shareholder only if (a) the business combination is approved by the corporation’s shareholders, excluding the interested shareholder and any of its affiliates or associates, or (b) the consideration to be received by shareholders in the business combination is at least equal to the highest price paid by the interested shareholder in acquiring its interest in the corporation, with certain adjustments, and certain other requirements are met. The Business Combination Act broadly defines the term “business combination” to include mergers, sales or leases of assets, transfers of shares of the corporation, proposals for liquidation and the receipt by an interested shareholder of any financial assistance or tax advantage from the corporation, except proportionately as a shareholder of the corporation.
Registrar and Transfer Agent
      Mellon Investor Services LLC serves as our registrar and transfer agent.

COMPARISON OF RIGHTS
      The rights of holders of trust securities are governed by the declaration of trust, the junior subordinated indenture, the guarantee agreement and the Statutory Trust Act of the State of Delaware. Upon completion of the exchange offer, holders of trust securities who have tendered their securities in the exchange offer will become holders of common stock of Standard Management. The rights of our common shareholders are governed by the Indiana Business Corporation Law and our articles of incorporation and bylaws.
      The following discussion is a summary of the material differences between the rights of holders of trust securities and the rights of holders of our common stock. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Indiana law may differ from the laws generally applicable to holders of trust securities, and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Indiana Business Corporation Law, the Statutory Trust Act, the declaration of trust, the indenture and our governing documents.

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Common Stock
Shareholders’ Meetings

Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.

The property trustee shall call a meeting of the trust securities if directed to do so by the holders of at least 25% of the aggregate liquidation amount of the trust securities.	Meetings of the holders of our common stock are held annually on the third Tuesday in May of each year to elect directors and transact other business. If an annual meeting is not called and held within six months after the time designated for it, any holder of common stock may call the annual meeting.

Special meetings of the holders of our common stock may be called at any time by the president, by a majority of the board of directors, or by the holders of 25% or more of the outstanding common stock. Business transacted at any special meeting must be limited to purposes stated in the notice for the meeting.
Quorum
Holders of at least a majority in liquidation amount of the trust securities present in person or by proxy, constitutes a quorum for any meeting of holders of the trust securities.	A quorum requires a majority of the votes entitled to be cast on the matter.
Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least 15 days and not more than 90 days before the date of such meeting. Such notice must state the time, place and purpose for such meeting.	Written or printed notice of meetings of our shareholders must be given at least 10 days and not more than 60 days before the date for the meeting. The notice must state the place, day and hour of such meeting. In the case of a special meeting, the notice must also state the purpose of the meeting.

Transferees of shares that are transferred on the books of Standard Management within ten days preceding the next date set for a meeting are not entitled to notice of the meeting.
Election and Removal of Directors/Trustees

The holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust (1) for cause or (2) if an event of default under the junior subordinated indenture has occurred and is continuing.

In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.	Directors are elected at each annual meeting. Directors are divided into three classes, with each class containing one-third of the total. Elected directors serve for a term of three years.

Vacancies on the board of directors are filled by a majority of the remaining members of the board of directors and such director so elected serves until his successor is elected by the shareholders at the next annual meeting or at a special meeting called for that purpose.

Directors may be removed with or without cause by a vote of holders of the common stock that constitutes a majority of the aggregate voting power of our outstanding capital stock.
Approval Requirements Generally

On any matter presented to the holders of the trust securities for approval, each holder is entitled to one vote for each $10 liquidation amount of trust securities held by such holder.

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may not be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.

No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures, without the prior consent of each holder of the trust securities, in the case of an amendment to (1) change the stated maturity on the debentures, reduce the rate of interest on, or reduce the principal amount thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, (2) reduce the percentage of holders of debentures of any series	Each holder of common stock is entitled to one vote for every share of common stock in his name on the books of Standard Management; but, transferees of shares that are transferred on the books of the company within ten days preceding the next date set for a meeting shall not be entitled to notice of, or to vote at, such meeting.

Any action that may be taken at a meeting of holders of common stock may be taken without a meeting if a consent in writing is signed by the holders of all outstanding shares of our common stock.

required for amendments to the junior subordinated indenture or the junior subordinated debentures or waiver of defaults or covenants under the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3 % of the aggregate liquidation amount of the trust securities.

Amendment of Organizational Documents and Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, or (2) result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the declaration of trust, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.	Pursuant to our articles of incorporation, the board of directors has the power to amend or repeal the bylaws or to adopt any new bylaws by the affirmative vote of not less than a majority of directors and without the assent or approval of the holders of our common stock.

Indiana Business Corporation Law requires that the holders of the common stock be entitled to vote on any proposed amendment to the articles of incorporation if the amendment would: (1) increase or decrease the aggregate number of authorized shares of common stock; (2) effect an exchange or reclassification of all or part of the shares of common stock into shares of another class; (3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of common stock; (4) change the designation, rights, preferences or limitations of all or part of the shares of common stock; (5) change the shares of all or part of common stock into a different number of shares of the same class; (6) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of common stock; (7) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of common stock; (8) limit or deny an existing preemptive right of all or part of the shares of common stock; or (9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of common stock.
Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of Standard Management and with the consent of the holders of the trust securities or common securities of at least a majority in liquidation amount of the outstanding trust securities, but without the consent of the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.	Pursuant to the Indiana Business Corporation Law, Standard Management may not merge with or acquire all of the outstanding shares of another corporation without the approval of the holders of common stock. Furthermore, Standard Management may not sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, otherwise than in the usual and regular course of business, without the approval of the holders of common stock. However, action by the holders of the common stock of Standard Management on a plan of merger is not required if: (1) the articles of incorporation of Standard Management will not differ from its articles before the merger; (2) each holder of common stock of Standard Management whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares relative to the number of shares held by all such holders; (3) the number of voting shares outstanding immediately after the merger, plus the voting stock issuable as a result of the merger will not exceed by more than 20% the total number of voting shares of Standard Management outstanding immediately before the merger; and (4) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares (adjusted to reflect any forward or reverse share split that occurs under the plan of merger) outstanding immediately before the merger.

In order for a merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the holders of common stock, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the holders with the plan. The holders of common stock must then approve the merger or share exchange by a majority vote of all outstanding shares entitled to vote on the matter.

Standard Management may merge with a subsidiary in which it owns at least ninety percent of the outstanding shares without approval by holders of the common stock.

After a merger or share exchange is authorized, and at any time before articles of merger or share exchange are filed, the planned merger or share exchange may be abandoned without further shareholder action.
Dissenters’ Rights

Holders of trust securities do not have dissenters’ rights.	Holders of common stock do not generally have dissenters’ rights so long as the common stock remains listed for quotation on the Nasdaq National Market.
Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Standard Management on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Standard Management defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.

The holders are entitled to receive cumulative cash distributions at an annual rate of 10.25%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on March 31, June 20, September 30 and December 30 of each year.	According to our articles of incorporation of Standard Management, the board of directors has the power to declare and pay dividends on the outstanding shares of common stock.

Under Indiana Business Corporation Law, a dividend or distribution may not be made if, after giving it effect: (1) Standard Management would not be able to pay its debts as they become due in the usual course of business; or (2) Standard Management’s total assets would be less than the sum of its total liability plus the amount that would be needed, if Standard Management were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Repurchase and Redemptions

The trust will redeem all of the trust securities when the junior subordinated debentures are paid at maturity on August 9, 2031. In addition, if Standard Management redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.	According to the Indiana Business Corporation Law, Standard Management has the right to repurchase its own shares and such acquired shares constitute authorized but unissued shares. However, our common stock is not subject to any automatic redemptions and Standard Management does not have any redemption rights with respect to common stock.

Standard Management has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after August 9, 2006; and (2) at any time within 180 days of the time Standard Management receives an opinion of counsel as to certain changes in tax or investment company law or regulations. If Standard Management redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.

Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Standard Management to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Standard Management for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Standard Management may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Standard Management will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Standard Management to such holder of trust securities in such action. Consequently, Standard Management will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.	Holders of our common stock do not have a corresponding right under the Indiana Business Corporation Law or under our articles of incorporation and bylaws.
Guarantees

The obligations of the trust are guaranteed by Standard Management. The guarantees rank junior in right of payment to all liabilities of Standard Management.	Holders of our common stock do not have a corresponding right under the Indiana Business Corporation Law or under our articles of incorporation and bylaws.
Derivative Suits

The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Standard Management to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.	The Indiana Business Corporation Law provides that a holder of common stock may bring an action in the right of Standard Management to recover a judgment in its favor if the directors with the authority to do so have refused to bring the action or if an effort to cause those directors to bring the action is not likely to succeed. If the board of directors fails to enforce its rights after a holder of common stock has made a written request, such holder of common stock may, to the extent permitted by applicable law, institute a legal proceeding directly against Standard Management.
Indemnification of Directors, Officers and Trustees

Standard Management has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of SMAN Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.	The Indiana Business Corporation Law permits an Indiana corporation to indemnify its directors and officers from liability for their conduct if such conduct was made in good faith with the reasonable belief that such conduct was in the corporation’s best interest. If the individual was not acting in her or her official capacity with the corporation, then indemnification is permitted for good faith conduct made with the reasonable belief that such conduct was at least not opposed to the best interest of the corporation. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer, who is wholly successful in the defense of any proceeding to which the director or officer is a party by virtue of being a director or officer of the corporation, against reasonable expenses incurred in connection with the proceeding. Indemnification can be made in advance of the final disposition of a proceeding if certain procedural requirements are met. An Indiana corporation is permitted to purchase and maintain insurance on behalf of directors and officers against liability asserted against them in that capacity or arising from an individual’s status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Indiana Business Corporation Law. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation or by-laws.

The articles of incorporation of Standard Management provide for the indemnification of directors and officers against reasonable expenses actually incurred, except in relation to any action in which it is finally adjudged that the director or officer is liable for willful misconduct or recklessness in performance of corporate duties. The right to indemnification shall be determined by (1) a majority vote of the disinterested directors (meaning directors that are not party to the proceeding) if they constitute a quorum of the board of directors; (2) a written opinion of independent counsel if a change in control and the indemnitee so requests or if a quorum of disinterested directors is not obtainable or such directors directs that an independent counsel make the determination; or (3) the shareholders of the corporation if a majority of disinterested directors that constitute a quorum of the board of directors presents the issue of entitlement to the shareholders for their determination.

Standard Management has entered into separate indemnification agreements with some of its directors that may require the company, among other things, to indemnify them against certain liabilities that may arise by reason of their status of service as directors, to the maximum extent permitted under the Indiana Business Corporation Law.
Limited Liability of Directors and Officers

Except as expressly set forth in the declaration of trust, the guarantee agreement and the terms of the trust securities, the officers and directors of the trust or Standard Management: (1) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the trust securities which shall be made solely from assets of the trust; and (2) shall not be required to pay to the trust or to any holder of trust securities any deficit upon dissolution of the trust or otherwise.	The directors of Standard Management shall not be personally liable for any action taken as director, or any failure to take such action, unless the director has breached or failed to perform the duties of the director’s office and the breach or failure constitutes willful misconduct or recklessness.

Under Indiana Business Corporation Law, officers, unlike directors, are held to the same standard of conduct as non-officer employees and therefore do not receive nor need special limited liability protection.
Inspection of Books and Records

Each holder of trust securities has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the trust, from time to time upon reasonable demand for any purpose reasonably related to the holder’s interest in the trust, business and financial records of the trust.	The Indiana Business Corporation Law entitles each holder of common stock the right to inspect and copy certain books and records during regular business hours at Standard Management’s principal office. The holder of common stock must give Standard Management written notice of the demand at least five business days before the date on which the holder wishes to inspect and copy any of the following records: (1) articles of incorporation and all amendments to them currently in effect; (2) bylaws and all amendments to them currently in effect; (3) resolutions adopted by the board of directors with respect to shares fixing the relative rights, preferences, and limitations, if the share issued pursuant to those resolutions are outstanding; (4) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years; (5) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years; (6) a list of the names and business addresses of its current directors and officers; and (7) the most recent annual report delivered to the Secretary of State.

Each holder of common stock that makes a demand in good faith and for a proper purpose which describes with reasonable particularity the holder’s purpose and the records the holder desires to inspect, and if the records are directly connected with the holders’ purpose, is also entitled to inspect: (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of Standard Management, minutes of any meeting of the holders, and records of action taken by the holders or board of directors without a meeting; (2) accounting records of Standard Management; and (3) the record of holders of our common stock.

Each holder of common stock also has the right to inspect the shareholder list that Standard Management is required to prepare at least five days prior to a shareholder meeting.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following are certain material U.S. federal income tax considerations of the exchange offer generally applicable to (1) holders of trust securities who hold the trust securities as capital assets, and (2) holders of common stock who hold such common stock as capital assets and who acquire the common stock in exchange for trust securities pursuant to the exchange offer. This description does not purport to address the potential tax considerations that may be material to a holder based on his or her particular situation and does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•	holders that hold trust securities or common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	holders that actually or constructively own or will own 10 percent or more of our voting stock; or

•	a Non-U.S. Holder (as defined below) that is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”
      Moreover, this description does not address the U.S. federal estate and gift tax or any state, local or foreign tax consequences of the disposition of trust securities pursuant to the exchange offer or the acquisition, ownership or disposition of shares of common stock. Holders should consult their tax advisors with respect to the application of such tax laws to their particular situations.
      This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service or a court, which could affect the tax consequences described herein.
      For purposes of this description, a U.S. Holder is a beneficial owner of trust securities or shares of common stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2) (a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.
      A Non-U.S. Holder is a beneficial owner of trust securities or common stock that is not a United States person and not a partnership for U.S. federal income tax purposes. If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the trust securities or common stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Each partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.
      TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER OF TRUST SECURITIES (OR SHARES OF COMMON STOCK RECEIVED IN EXCHANGE FOR TRUST SECURITIES) IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS OFFER TO EXCHANGE IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY SUCH HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION HAS BEEN INCLUDED BY US IN CONNECTION WITH THE PROMOTION AND MARKETING OF OUR OFFER TO EXCHANGE COMMON STOCK FOR OUTSTANDING TRUST SECURITIES ON THE TERMS DESCRIBED HEREIN; AND (C) EACH SUCH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
Exchanging U.S. Holders

Consequences of Exchange of Trust Securities for Shares of Common Stock
      The exchange of trust securities for shares of common stock pursuant to the exchange offer should constitute a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a U.S. Holder of trust securities should not recognize gain or loss on the exchange of trust securities for shares of common stock. A U.S. Holder’s aggregate tax basis in the common stock received should equal such U.S. Holder’s aggregate basis in the trust securities exchanged therefor, and a U.S. Holder’s holding period in the common stock received should include the U.S. Holder’s holding period in the trust securities.

Ownership of Common Stock

Distributions
      We have never paid a dividend on our common stock, and we do not anticipate paying any dividends on our common shares in the foreseeable future. If we were to pay dividends in the future on our common stock, they would be subject to U.S. federal income tax in the manner described below.
      The gross amount of any distribution made with respect to shares of common stock would be includible in a U.S. Holder’s income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any distribution were to exceed our current and accumulated earnings and profits as determined under U.S. federal income tax principles, the distribution would be treated first as a tax-free return of a U.S. Holder’s adjusted tax basis in its common shares and thereafter as capital gain.

Sale or Exchange of Common Stock
      A U.S. Holder will generally recognize gain or loss on the sale or taxable exchange of shares of common stock equal to the difference between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in its shares of common stock. Any such gain or loss will generally constitute capital gain or loss. Long-term capital gains of non-corporate U.S. Holders are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Non-Exchanging U.S. Holders
      U.S. Holders of trust securities that do not tender their trust securities pursuant to the exchange offer will not have any U.S. federal income tax consequences as a result of the exchange offer.

Non-U.S. Holders

Consequences of Exchange of Trust Securities for Shares of Common Stock
      A Non-U.S. Holder that does not own more than 5% of our common stock should generally not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of the trust securities for shares of common stock, and should be treated in the same manner as a U.S. Holder.

Ownership of Common Stock

Distributions
      A distribution to a Non-U.S. Holder that is treated as a dividend should generally be subject to United States withholding tax at a rate of 30% (or such lower rate as may apply pursuant to an applicable tax treaty) unless such income is attributable to the active conduct of a trade or business in the United States by the Non-U.S. Holder, in which case, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder.

Sale or Exchange of Common Stock
      A Non-U.S. Holder should generally not be subject to U.S. federal income or withholding tax on any income or gain realized on the sale or taxable exchange of common shares unless:

•	such income or gain is effectively connected with the conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.
U.S. Backup Withholding Tax and Information Reporting Requirements
      Information reporting should generally apply to payments of dividends on the common stock and proceeds from the sale or redemption of common stock, other than to an exempt recipient, such as a corporation. If information reporting applies to any such payment, a payor will be required to withhold backup withholding tax from the payment if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.
CERTAIN SECURITIES LAWS CONSIDERATIONS
      All of the 2,070,000 trust securities outstanding as of the date hereof were issued in an offering that was registered pursuant to the Securities Act. The shares of common stock to be issued in the exchange offer are being offered pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides for an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Accordingly, the shares of common stock issued in the exchange offer to persons or entities not affiliated with Standard Management who tender securities that are not “restricted securities” within the meaning of Rule 144 under the Securities Act will not be deemed to be “restricted securities” within the meaning of Rule 144 under the Securities Act, and such shares will be freely tradeable by such non-affiliated persons or entities. If you tender trust securities that are “restricted securities” within the meaning of Rule 144 under the Securities Act, the shares of common stock you receive in the exchange offer will not be freely tradeable and any resale would have to comply with applicable exemptions under the securities laws, including without limitation, Rule 144(k) under the Securities Act.

INTERESTS OF DIRECTORS AND OFFICERS
      As of the date hereof, with the exceptions of Dr. Martial R. Knieser and Mr. Michael B. Browning, who own, or have investment or voting power over, $687,000 and $100,000, respectively, liquidation amount of the trust securities (which represent 3.32% and .48%, respectively, and 3.80% in the aggregate of the trust securities outstanding), none of our directors or executive officers beneficially own any of the trust securities. Except for Dr. Knieser and Mr. Browning, both of whom have informed us that they intend to tender the full amount of trust securities over which they have investment or voting power, we are not aware of any intention to tender or consideration of tendering trust securities on the part of directors, officers or affiliates. Neither we, nor any subsidiary of ours nor, to the best of our knowledge, any of our directors or executive officers (including Dr. Knieser and Mr. Browning), nor any affiliates of any of the foregoing, had any transactions in trust securities during the 60 business days prior to the date hereof.
      None of Standard Management’s directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). Further, none of Standard Management or any of its directors or executive officers was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibitions or activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
      The business address and telephone number for each director and executive officer is the same as that of Standard Management Corporation.

WHERE YOU CAN FIND MORE INFORMATION
      Standard Management is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Standard Management files reports, proxy and information statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov. Our website address is http://www.smancorp.com. The information disclosed on our website is not incorporated herein and does not form a part of this offer to exchange.
      Our common stock trades on the Nasdaq National Market under the symbol “SMAN.” Therefore, you can inspect reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.
DOCUMENTS INCORPORATED BY REFERENCE
      We are incorporating by reference into this offer to exchange documents that we have filed with the SEC. The information incorporated by reference is considered to be a part of this offer to exchange, and later information that is filed with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this offer to exchange and before the expiration date, excluding any information furnished pursuant to Items 2.02 or 7.01 of any current report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2005, filed on April 17, 2006.

•	Current Reports on Form 8-K filed on January 30, 2006, March 8, 2006, March 14, 2006, April 6, 2006, April 21, 2006, April 26, 2006 and April 27, 2006.
      You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at:
Standard Management Corporation
10689 Pennsylvania Street
Indianapolis, Indiana 46280
(317) 574-6200
Attention: Investor Relations
      You should rely only on the information contained or incorporated by reference in this offer to exchange. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this offer to exchange or in the accompanying Letter of Transmittal. We are not making an offer of our common stock in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this offer to exchange or the documents incorporated by reference herein is accurate as of any date other than the date of such offer to exchange or incorporated documents, regardless of the date you receive them.
MISCELLANEOUS
      We are not aware of any jurisdiction where the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the exchange offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the exchange offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of trust securities residing in such jurisdiction. In any jurisdiction where the securities or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
      We have filed with the SEC a Tender Offer Statement on Schedule TO that contains additional information with respect to the exchange offer. Such Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption “Where You Can Find More Information.”
      No person has been authorized to give any information or make any representation on our behalf in connection with the offer other than those contained in this exchange offer or in the letter of transmittal. If given or made, such information or representation must not be relied upon as having been authorized by us.

The exchange agent for the exchange offer is:
Deutsche Bank National Trust Company

By Facsimile: DB Services Tennessee, Inc. Reorganization Unit Fax: (615) 835-3701 Attn: Karl Shepard (615) 835-3572	By Registered or Certified Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737 Attn: Karl Shepard	By Overnight Mail or Courier: DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepard
For Confirmation by Telephone: (615) 835-3572
Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.
Questions, requests for assistance and requests for additional copies of this offer to exchange and related letter of transmittal may be directed to the information agent at its address or telephone number set forth below.

The information agent for the exchange offer is:
501 Madison Avenue, 20th Floor
New York, New York 10022
Call Toll Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Standard Management Corporation
10689 Pennsylvania Street
Indianapolis, Indiana 46280
(317) 574-6200